Exhibit 10.5

AMENDED AND RESTATED 2012 STOCK PURCHASE AND OPTION

PLAN OF BLUE BUFFALO PET PRODUCTS, INC.

1.	Purpose of Plan

The Amended and Restated 2012 Stock Purchase and Option Plan of Blue Buffalo Pet Products, Inc. (the “Company”) and its Subsidiaries, if any, (the “Plan”) is designed:

(a) to promote the long term financial interests and growth of the Company and its Subsidiaries, if any, by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company’s business;

(b) to motivate Participants by means of growth-related incentives to achieve long range goals; and

(c) to further the mutuality of interests of participants with those of the stockholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a) “Affiliate” shall mean, any corporation directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors in which the Company or an affiliate has an interest.

(b) “Board of Directors” means the Board of Directors of the Company.

(c) “Change of Control” means (i) the sale, lease or other disposition of all or substantially all of the assets of the Company to a third party that is not the Invus Transferee Group (or any member(s) thereof), or an Invus Affiliate or (ii) an acquisition of the Company by another corporation or entity by stock sale, consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction; provided, that (x) a merger effected exclusively for the purpose of changing the domicile of the Company and (y) a stock sale, merger, consolidation, or other reorganization or other transaction (or any series of such events or transactions) with the Invus Transferee Group (or any member(s) thereof) or an Invus Affiliate shall not constitute a Change of Control.

(d) “Committee” means the Compensation Committee of the Board of Directors or any properly delegated subcommittee thereof or, if no such committee has been appointed, the Board of Directors.

(e) “Common Stock” or “Share” means common stock of the Company which may be authorized but unissued, or issued and reacquired.

(f) “Employee” means a person, including an officer, in the regular full-time employment of the Company or one of its Subsidiaries.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(h) “Fair Market Value” means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

(i) “Grant” means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Stock Option, Stock Appreciation Right, Dividend Equivalent Right, Restricted Stock, Performance Units, Performance Shares or Other Stock-Based Grant or any combination of the foregoing.

(j) “Grant Agreement” means an agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

(k) “Group” means two or more Persons acting together as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

(l) “Invus Affiliate” means any other Person with regard to which Invus, L.P. is controlling, controlled or commonly controlled. For purposes of the preceding sentence, “control” shall mean the power to direct the principal business management and activities of a Person, whether through ownership of voting securities, by agreement (including, without limitation, in connection with any voting trust, proxy arrangement or similar device), or otherwise.

(m) “Invus Transferee Group” means Invus, L.P. and each and every direct and indirect transferee of Invus, L.P. pursuant to a “Permitted Transfer” under the terms of the Investor Rights Agreement, dated as of July 10, 2012, by and among the stockholders of the Company.

(n) “Participant” means an Employee, or other Person having a relationship with the Company or one of its Subsidiaries (including a consultant), to whom one or more Grants have been made and such Grants have not all been forfeited or terminated.

(o) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

(p) “Stock-Based Grants” means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Performance Units, Performance Shares and Other Stock-Based Grants.

(q) “Stock Options” means the collective reference to “Incentive Stock Options” and “Other Stock Options”.

(r) “Subsidiary” means any company other than the Company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns 50% or more of the voting stock in one of the other companies in such chain.

3.	Administration of Plan

(a) The Plan shall be administered by the Committee. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to any senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Exchange Act.

(c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other Persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested Persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

(d) Notwithstanding anything to the contrary contained in the Plan, the Board of Directors may, in its sole discretion, at any time and from time to time, make Grants under the Plan and administer the Plan. In any such case, the Board of Directors shall have all the authority granted to the Committee under the Plan.

4.	Eligibility

The Committee may from time to time make Grants under the Plan to such Employees, or other Persons having a relationship with the Company or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a Change of Control of the Company.

5.	Grants

From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee’s sole discretion:

(a) Incentive Stock Options - These are stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) may not be exercised more than 10 years after the date it is granted, or, in the case of a Participant who owns shares of the Company’s capital stock possessing more than 10% of the total voting power of the capital stock of the Company (a “10% Stockholder”), 5 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of the Common Stock on the date the option is granted (or, in the case of a 10% Stockholder, 110% of the Fair Market Value on the date the option is granted), (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an “Incentive Stock Option” by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Company or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time. Additionally, to the extent permitted by the Committee in its sole discretion, Stock Options may be exercised (i) by means of a broker-assisted “cashless exercise” if there is a public market for the shares of Common Stock at such timer or (ii) by a “net exercise” procedure effected by having the Company withhold the minimum number of shares of Common Stock otherwise issuable in respect of a Stock Option that are needed to pay the option price and all applicable required withholding and any other applicable taxes.

(b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as “Incentive Stock Options.” At the time of the Grant the Committee shall determine, and shall have set forth in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), may not be exercised more than 10 years after the date it is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Grant Agreement and of any applicable guidelines of the Committee in effect at the time. Additionally, to the extent permitted by the Committee in its sole discretion, Stock Options may be exercised (i) by means of a broker-assisted “cashless exercise” if there is a public market for the shares of Common Stock at such timer or (ii) by a “net exercise” procedure effected by having the Company withhold the minimum number of shares of Common Stock otherwise issuable in respect of a Stock Option that are needed to pay the option price and all applicable required withholding and any other applicable taxes.

(c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the “base value”) multiplied by

(iii) the number of rights exercised. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). No Stock Appreciation Right granted under this Plan may be exercised less than 6 months (except in the event of death or Permanent Disability (as defined in the Grant Agreement) of a Participant) or more than 10 years after the date it is granted. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that, the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

(d) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant’s right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration may not be less than par value of the Common Stock on the date such Restricted Stock is granted. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines, in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or Permanent Disability (as defined in the Grant Agreement) of the Participant.

(e) Dividend Equivalent Rights - These are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

(f) Performance Units - These are rights to receive at a specified future date, payment in cash of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit and the period over which Company performance will be measured. These factors must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made. The term over which Company performance will be measured shall be not less than six months.

(g) Performance Shares - These are rights to receive at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value for all days that the Common Stock is traded during the last forty-five (45) days of the specified period of performance of a specified number of shares of Common Stock at the end of a specified period based on the Company’s performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the rights so payable and the period over which Company performance will be measured. The factors will be based on the Company’s performance and must include a minimum performance standard for the Company below which no payment will be made and a maximum performance level above which no increased payment will be made, and no performance shall be paid unless and until the Committee certifies that the applicable performance goals have been met. The term over which the Company’s performance will be measured shall be not less than six months.

(h) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.	Limitations and Conditions

(a) The number of Shares available for Grants under this Plan shall be three million three hundred forty thousand nine hundred sixty-seven (3,340,967) shares of the authorized Common Stock as of the effective date of the Plan. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

(b) No Grants shall be made under the Plan beyond ten years after the effective date of the Plan, but the terms of Grants made on or before the expiration thereof may extend beyond such expiration. At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

(c) Nothing contained herein shall affect the right of the Company to terminate any Participant’s employment at any time or for any reason.

(d) By accepting a Grant, a Participant shall be deemed to agree and acknowledge that (i) neither the Company nor its subsidiaries makes any representations with respect to the application of Section 409A of the Code to any tax, economic or legal consequences of any Grants to such Participant, (ii) such Participant will be responsible for any application of Section 409A of the Code to the tax and legal consequences of any Grants to the Participant. In addition, the Company agrees, and by acceptance of a Grant a Participant shall be deemed to agree, to cooperate in good faith to amend the Plan or any Grant Agreement or take any other reasonable actions as may be necessary or appropriate to comply with Section 409A of the Code.

(e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant’s employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Company and a Subsidiary during the period for which the Grant is made, the Participant’s Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

(f) Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Company in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Company to such Participants.

(h) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

7.	Transfers and Leaves of Absence

For purposes of the Plan, unless the Committee determines otherwise in its sole discretion, a transfer of a Participant’s employment without an intervening period of separation among the Company and any Subsidiary shall not be deemed a termination of employment. If a Participant is granted in writing a leave of absence, the Committee shall determine, in its sole discretion, whether vesting of any Grant shall continue or be suspended during such leave of absence.

8.	Adjustments

In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, consolidation or merger, change of control, or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants.

9.	Change of Control, Reorganization, Liquidation or Dissolution

Unless otherwise expressly set forth in a Grant Agreement, in connection with a Change of Control, or the reorganization, reclassification, recapitalization, liquidation or dissolution of the Company, the Committee may, but shall not be obligated to, on such terms and conditions as it deems appropriate in its absolute discretion (A) accelerate the vesting, or cause the restrictions to lapse with respect to, all or any portion of any Grant or (B) cancel any Grant in exchange for consideration equal to the net fair value of the Grant (as determined by the Committee in its absolute discretion) or (C) provide for the issuance of substitute Grants that will substantially preserve (as determined by the Committee in its absolute discretion) the otherwise applicable terms and conditions of any affected Grants previously made hereunder, as determined by the Committee in its absolute discretion, or (D) provide that for a period of at least 10 business days prior to the Change of Control or other event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change of Control or other event, such Stock Option or Stock-Based Grant shall terminate and be of no further force and effect or (E) provide that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by a holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.	Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Grant.

The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 8 or 9 hereof, may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan or extend the term of the Plan.

11.	Foreign Options and Rights

The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms hereof for the purpose of complying with foreign laws.

12.	Withholding Taxes

The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares upon the exercise of an Option or Stock Appreciation Right, upon payment of Performance Units or Performance Shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.	Effective Date and Termination Dates

The Plan (prior to the amendment and restatement thereof) became effective on and as of the date of its approval by the stockholders of the Company on July 10, 2012 and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 10.

14.	Section 409A

Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Grant that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Grants that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. Unless otherwise provided by the Committee in a Grant Agreement or otherwise, in the event that the timing of payments in respect of any Grant (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change of Control, no such acceleration shall be permitted unless the event giving rise to the Change of Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

15.	Governing Law

The Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.